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                                                                   EXHIBIT 10.30
                                TEXAS MICRO INC.

            AMENDMENT NO. 3 TO THE 1993 EMPLOYEE STOCK PURCHASE PLAN

                           EFFECTIVE DECEMBER 3, 1998

The 1993 Employee Stock Purchase Plan (the "Plan") is hereby amended by deleting Paragraph 4, OFFERING DATES, and replacing it with the following:

     OFFERING DATES

      The Plan will be implemented by twelve (12) semi-annual offerings of shares of Common Stock (referred to herein individually and collectively as the "Offerings") during the period commencing July 1, 1999 and terminating June 30, 2001. The first four Offerings shall each be of a maximum of 62,500 shares (subject to adjustment as provided in Paragraphs 12(a) and 17), the second four Offerings shall each be of a maximum of 125,000 shares and the third four Offerings, commencing July 1, 1999 and ending June 30, 2001, shall include only those shares of Common Stock as were not purchased in one or more of the first eight Offerings (as the number of such shares may be subject to adjustment as provided in Paragraphs 12(a) and 17).

This Amendment shall be effective from and after December 3, 1998. Except as specified above, all terms and conditions of the Plan remain in full force and effect.


                                          Texas Micro Inc.

                                          By /s/ J. Michael Stewart
                                            ----------------------------
                                            J. Michael Stewart
                                            President and CEO

Attest: /s/ K.R. Sumrall                    December 3, 1998
        -------------------                 -----------------------------
            K.R. Sumrall                    Date